                                                                    EXHIBIT 23.1
                                                                    ------------

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 1999 which appears on page 39 of USWeb Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 24, 1998 related to the financial statements of Inter.logic.studios, inc., March 27, 1998 related to the financial statements of Quest Interactive Media, Inc., March 27, 1998 related to the financial statements of Ensemble Corporation, April 15, 1998 related to the financial statements of Ikonic Interactive, Inc., March 26, 1998 related to the financial statements of USWeb San Jose, and April 17, 1998 related to the financial statements of Gary Peak Technologies, Inc., which appear in USWeb Corporation's post-effective amendment no. 7 to its Registration Statement on Form S-4 (file no. 333-38351).


/s/ PricewaterhouseCoopers LLP
-------------------------------
PricewaterhouseCoopers LLP

San Jose, California
April 7, 1999